FILED
In the office of the
Secretary of State of the
STATE OF NEVADA
April 1, 1988
Frankie Sue Del Papa
Secretary of State
/s/Frankie Sue Del Papa

File No 6193-82
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             BRANON RESOURCES, LTD.

     Pursuant to the provisions of Section 78.385 of the Nevada Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                      FIRST

ORIGINAL ARTIICLE 1:      The name of the corporation is: BRANON RESOURCES, LTD.

AMENDED ARTICLE 1:        The name of the corporation is: DAIRENE INTERNATIONAL.


                                     SECOND

     The number of common shares voted for such amendments at the special meeting of shareholders held on March 9, 1988 were three million (3,000,000) shares or 62.5% and the number against such amendments were zero (0). It was agreed by unanimous vote that this certificate amending the articles of incorporation be filed.


         Dated this 31st of March, 1988.

                                                  /s/H. Robert Alvarez/s/
                                                     H. Robert Alvarez
                                                     President

                                                  /s/Karen Alvarez/s/
                                                     Karen Alvarez
                                                     Secretary
STATE OF
                  ss:

County of

     On the 31st day of March, 1988 personally appeared before me, H. Robert Alvarez, President and Karen Alvarez, Secretary of Branon Resources, LTD., who acknowledged to me that they were signers of the foregoing Articles of Amendment.

SANDRA W. CRAM                                   /s/Sandra W. Cram/s/
Notary Public-State of Nevada                       Notary Public, Residing at:
Clark County
My appointment expires May 21, 1988





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FILED In the office of the
Secretary of State of the
STATE OF NEVADA
August 7, 1985
Wm. SWACKHAMER
Secretary of State
/s/Wm Swackhamer/s/

File No. 6193-82

                                    AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                             BRANON RESOURCES, LTD.

                                    * * * * *

     We, the undersigned, being two-thirds of the original incorporators of BRANON RESOURCES, LTD. hereby amend Article One of the Articles of Incorporation as follows:

                                   ARTICLE ONE

(NAME).   The name of the corporation is: ADVANCE WORLD TRANSPORTATION, INC.

     In accordance with the provisions of Section 78.380 of the Nevada Revised Statutes, two-thirds of the original incorporators of the corporation state as follows:

1. The date on which the original Articles of Incorporation were filed with the Secretary of State of Nevada was October 29, 1982.

2. That to date of this Amendment, no part of the capital of the corporation has been paid.

     IN WITNESS WHEREOF, the undersigned, being two-thirds of the original incorporators of BRANON RESOURCES, LTD. hereunto affix their signatures this 2nd day of August, 1985.


                                              /s/Alexander H. Walker, Jr./s/
                                                 Alexander H. Walker, Jr.

                                              /s/C.A. Walker/s/
                                                 C.A. Walker




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